Whitemark Homes Inc.
677 North Washington Blvd.
Sarasota, Florida
34236

November 17, 2009

As of the above mentioned date the capital structure of Whitemark Homes, Inc. is as follows:

AUTHOIZED SHARES:	100,000,000

ISSUED & OUTSTANDING SHARES:	98,580,231

Barry Reese
CEO & President
Enclosure